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                                                                   EXHIBIT 10.36

                              UNIVERSAL CORPORATION
                            2002 EXECUTIVE STOCK PLAN

                    (as amended and restated August 7, 2003)

                                    Article I

                                   DEFINITIONS

         1.1. Affiliate means any "subsidiary" or "parent corporation" (within the meaning of Section 424 of the Code) of the Company.

         1.2. Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Grant or an Award issued to such Participant.

         1.3. Award means an award of Common Stock, Restricted Stock and/or Phantom Stock.

         1.4. Board means the Board of Directors of the Company.

         1.5. Change of Control means and shall be deemed to have taken place if: (i) any individual, entity or "group" (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act) becomes the beneficial owner of shares of the Company having 20 percent or more of the total number of votes that may be cast for the election of directors of the Company, other than (a) as a result of any acquisition directly from the Company, or (b) as a result of any acquisition by any employee benefit plans (or related trusts) sponsored or maintained by the Company or its Subsidiaries; or (ii) there is a change in the composition of the Board such that the individuals who, as of the date hereof, constitute the Board (the Board as of the date hereof shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section, that any individual who becomes a member of the Board subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board shall not be so considered as a member of the Incumbent Board; or
(iii) if at any time, (w) the Company shall consolidate with, or merge with, any other Person and the Company shall not be the continuing or surviving corporation, (x) any Person shall consolidate with, or merge with, the Company, and the Company shall be the continuing or

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surviving corporation and in connection therewith, all or part of the outstanding Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property, (y) the Company shall be a party to a statutory share exchange with any other Person after which the Company is a Subsidiary of any other Person, or (z) the Company shall sell or otherwise transfer 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons.

         1.6. Change of Control Date is the date on which an event described in
(i), (ii) or (iii) of Section 1.5 occurs.

         1.7. Code means the Internal Revenue Code of 1986, as amended from time to time. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

         1.8. Commission means the Securities and Exchange Commission or any successor agency.

         1.9. Committee means the Executive Compensation and Nominating Committee of the Board.

         1.10. Common Stock means the Common Stock of the Company.

         1.11. Company means Universal Corporation.

         1.12. Disability, with respect to a Participant, means "disability" as defined from time to time under any long-term disability plan of the Company or Subsidiary with which the Participant is employed.

         1.13. Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

         1.14. Fair Market Value of a share of Common Stock as of any given date
(i) prior to August 7, 2003, means the closing sale price of a share of Common Stock on the New York Stock Exchange Composite Tape on such date, or (ii) on or after August 7, 2003, means the closing sale price of a share of Common Stock on the New York Stock Exchange Composite Tape on the next preceding date that the Common Stock was traded on such exchange, in either case as reported by such source as the Committee may select.

         1.15. Grant means the grant of an Option or an SAR, or both.

         1.16. Incentive Stock Option means an Option that is intended to qualify as an "incentive stock option" under Section 422 of the Code.

         1.17. Initial Value means, with respect to an SAR, the Fair Market Value of one share of Common Stock on the date of grant, as set forth in an Agreement.

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         1.18. Non-Qualified Stock Option means an Option other than an
Incentive Stock Option.

         1.19. Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

         1.20. Option Price means the price per share for Common Stock purchased on the exercise of an Option as provided in Article VI.

         1.21. Participant means an officer, director or employee of the Company or of a Subsidiary who satisfies the requirements of Article IV and is selected by the Committee to receive a Grant or an Award.

         1.22. Phantom Stock means a bookkeeping entry on behalf of a Participant by which his account is credited (but not funded) as though Common Stock had been transferred to such account.

         1.23. Plan means the Universal Corporation 2002 Executive Stock Plan, as amended.

         1.24. Prior Plans mean, collectively, the Universal Corporation 1997 Executive Stock Plan and the Universal Corporation 1989 Executive Stock Plan.

         1.25. Restricted Stock means shares of Common Stock awarded to a Participant under Article IX. Shares of Common Stock shall cease to be Restricted Stock when, in accordance with the terms of the applicable Agreement, they become transferable and free of substantial risks of forfeiture.

         1.26. Rule 16b-3 means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

         1.27. SAR means a stock appreciation right granted pursuant to this Plan that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value at the time of exercise over the Initial Value of the SAR; provided, that any limited stock appreciation right granted by the Committee and exercisable upon a Change of Control shall entitle the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the higher of (x) the highest sales price of a share of Common Stock as reported on the New York Stock Exchange composite tape during the 60-day period prior to and including the Change of Control Date, or (y) the highest price per share paid in a Change of Control transaction, over the Initial Value of such SAR, except that in the case of SARs related to Incentive Stock Options, such price shall be based only on the Fair Market Value of the Common Stock on the date that the Incentive Stock Option is exercised.

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         1.28. Securities Broker means the registered securities broker acceptable to the Company who agrees to effect the cashless exercise of an Option pursuant to Section 8.4 hereof.

         1.29. Subsidiary means any corporation, partnership, joint venture or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or an entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.

                                   Article II

                                    PURPOSES

         The Plan is intended to assist the Company in recruiting and retaining officers, directors and key employees with ability and initiative by enabling such persons who contribute significantly to the Company or an Affiliate to participate in its future success and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the award of Common Stock, Restricted Stock and Phantom Stock, and the issuance of Options qualifying as Incentive Stock Options or Non-Qualified Stock Options as designated by the Committee at time of grant, and SARs. No Option that is intended to be an Incentive Stock Option, however, shall be invalid for failure to qualify as an Incentive Stock Option under Section 422 of the Code but shall be treated as a Non-Qualified Stock Option.

                                   Article III

                                 ADMINISTRATION

         The Plan shall be administered by the Committee. No Person shall be appointed to or serve as a member of the Committee unless at the time of such appointment and service he shall be a "non-employee director" as defined in Rule 16b-3, an "outside director" within the meaning of Section 162(m) of the Code, and an "independent director" within the meaning of any applicable listing requirement of the New York Stock Exchange applicable to the Committee. The Committee shall have authority to issue Grants and Awards upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. The terms of such Grants and Awards may include conditions (in addition to those contained in this Plan) on (i) the exercisability of all or any part of an Option or SAR and (ii) the transferability or forfeitability of Restricted Stock or Phantom Stock. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. To fulfill the purposes of the Plan without amending the Plan, the Committee may also modify any Grants or Awards issued to Participants who are nonresident aliens or employed outside of the United States to recognize differences in local law, tax policy or custom.

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         The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final and conclusive. All expenses of administering this Plan shall be borne by the Company.

                                   Article IV

                                   ELIGIBILITY

         4.1. General. Any officer, director or employee of the Company or of any Subsidiary (including any corporation that becomes a Subsidiary after the adoption of this Plan) who, in the judgment of the Committee, has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or a Subsidiary may receive one or more Awards or Grants, or any combination or type thereof. Employee and non-employee directors of the Company are eligible to participate in this Plan.

         4.2. Grants and Awards. The Committee will designate individuals to whom Grants and/or Awards are to be issued and will specify the number of shares of Common Stock subject to each such Grant or Award. An Option may be granted alone or in addition to other Grants and/or Awards under the Plan. The Committee shall have the authority to grant any Participant Incentive Stock Options, Non-Qualified Stock Options or both types of Options (in each case with or without a related SAR); provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code). An SAR may be granted with or without a related Option. All Grants or Awards issued under this Plan shall be evidenced by Agreements, which shall be subject to applicable provisions of this Plan and to such other provisions as the Committee may determine. No Participant may be granted Options that are Incentive Stock Options, or related SARs (under all Incentive Stock Option plans of the Company and Affiliates) which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date an Option is granted) exceeding $100,000. A Participant may not receive Grants and Awards under this Plan with respect to more than 200,000 shares of Common Stock during any calendar year.

         4.3. Reload Options. The Committee shall have the authority to specify at the time of Grant that an optionee shall be granted the right to a further Non-Qualified Stock Option (a "Reload Option") in the event such optionee exercises all or a part of an Option, including a Reload Option (an "Original Option"), by surrendering in accordance with Section 8.2 hereof already owned shares of Common Stock in full or partial payment of the Option Price under such Original Option. Each Reload Option shall be granted on the date of exercise of the Original Option, shall cover a number of shares of Common Stock not exceeding the whole number of shares of Common Stock surrendered in payment of the Option Price under such Original Option, shall have an Option Price equal to the Fair Market Value on the date of Grant of such Reload Option, shall expire on the stated expiration date of the Original Option and shall be subject to such other terms and conditions as the Committee may determine.

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         4.4. Designation of Option as an Incentive Stock Option or a
Non-Qualified Stock Option. The Committee will designate at the time an Option is granted whether the Option is to be treated as an Incentive Stock Option or a Non-Qualified Stock Option. In the absence, however, of any such designation, such Option shall be treated as a Non-Qualified Stock Option.

         4.5. Qualification of Incentive Stock Option under Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section
422. No Option that is intended to be an Incentive Stock Option, however, shall be invalid for failure to qualify as an Incentive Stock Option under Section 422 of the Code but shall be treated as a Non-Qualified Stock Option.

                                    Article V

                              STOCK SUBJECT TO PLAN

         5.1. Maximum Number of Shares to be Issued. Subject to the adjustment provisions of Article XI and the provisions of (a) through (c) of this Article V, up to 2,000,000 shares of Common Stock may be issued under the Plan. In addition to such authorization, the following shares of Common Stock may be issued under the Plan:

              (a) Shares of Common Stock that are forfeited under the Prior Plans and shares of Common Stock that are not issued under the Prior Plans because of a payment of cash in lieu of shares of Common Stock, the cancellation, termination or expiration of Grants and Awards, and/or other similar events under the Prior Plans shall be available for issuance under this Plan.

              (b) If a Participant tenders, or has withheld, shares of Common Stock in payment of all or part of the Option Price under an Option granted under the Plan, or in satisfaction of withholding tax obligations thereunder, the shares of Common Stock so tendered by the Participant or so withheld shall become available for issuance under the Plan.

              (c) If shares of Common Stock that are issued under the Plan are subsequently forfeited in accordance with the terms of the Grant or Award, the forfeited shares of Common Stock shall become available for issuance under the Plan.

         Notwithstanding (a) above, any shares of Common Stock that are authorized to be issued under the Prior Plans prior to the expiration of its term, but that are not issued or covered by Grants or Awards under the Prior Plans, shall not be available for issuance under this Plan.

         Subject to the adjustment provisions of Article XI, not more than 500,000 shares of Common Stock shall be issued under this Plan pursuant to Awards of Common Stock, Restricted Stock and/or Phantom Stock.

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         Subject to the foregoing provisions of this Article V, if a Grant or an
Award may be paid only in shares of Common Stock, or in either cash or shares of Common Stock, the shares of Common Stock shall be deemed to be issued hereunder only when and to the extent that payment is actually made in shares of Common Stock. However, the Committee may authorize a cash payment under a Grant or an Award in lieu of shares of Common Stock if there are insufficient shares of Common Stock available for issuance under the Plan.

         5.2. Independent SARs. Upon the exercise of an SAR granted independently of an Option, the Company may deliver to the Participant authorized but previously unissued Common Stock, cash, or a combination thereof as provided in Section 8.6. The maximum aggregate number of shares of Common Stock that may be issued pursuant to SARs that are granted independently of Options is subject to the provisions of Section 5.1. hereof.

                                   Article VI

                                  OPTION PRICE

         The price per share for Common Stock purchased on the exercise of an Option shall be fixed by the Committee, but shall not be less than the Fair Market Value on the date of grant.

                                   Article VII

                          EXERCISE OF OPTIONS AND SARS

         7.1. Maximum Option Period or SAR Period. The period in which an Option or SAR may be exercised shall be determined by the Committee on the date of grant; provided, however that an Incentive Stock Option shall not be exercisable after the expiration of 10 years from the date the Incentive Stock Option was granted and any SAR related to an Incentive Stock Option may not be exercised after the expiration of the underlying Incentive Stock Option.

         7.2. Non-Transferability of Options and SARs. Non-Qualified Stock Options and SARs may be transferable by a Participant and exercisable by a person other than a Participant, but only to the extent specifically provided in an Option or SAR Agreement. Incentive Stock Options and any related SARs, by their terms, shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant. No right or interest of a Participant in any Option or SAR shall be liable for, or subject to, any lien, obligation or liability of such Participant.

         7.3. Employee Status. For purposes of determining the applicability of
Section 422 of the Code (relating to Incentive Stock Options), or in the event that the terms of any Grant provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary Disability, or other reasons shall not be deemed interruptions of continuous employment.

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                                  Article VIII

                               METHOD OF EXERCISE

         8.1. Exercise. Subject to the provisions of Articles VII and XII, an Option or SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that an SAR that is related to an Incentive Stock Option may be exercised only to the extent that the related Option is exercisable and when the Fair Market Value exceeds the Option Price of the related Option. An Option or SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option or SAR could be exercised. Such partial exercise of an Option or SAR shall not affect the right to exercise the Option or SAR from time to time in accordance with this Plan with respect to remaining shares subject to the Option or SAR. The exercise of an Option shall result in the termination of any related SAR to the extent of the number of shares with respect to which the Option is exercised.

         8.2. Payment. Unless otherwise provided by the Agreement, payment of the Option Price shall be made in cash. If the Agreement provides, payment of all or part of the Option Price may be made by surrendering (by either actual delivery or attestation) already owned shares of Common Stock to the Company and the payment of applicable withholding taxes may be made by the Company withholding shares of Common Stock from the Participant upon exercise, provided the shares surrendered or withheld have a Fair Market Value (determined as of the day preceding the date of exercise) that is not less than such price or part thereof and any such withholding taxes. In addition, the Committee may establish such payment or other terms as it may deem to be appropriate and consistent with these purposes.

         8.3. Shareholder Rights. No Participant shall have any rights as a shareholder with respect to shares subject to his Option or SAR until the date he exercises such Option or SAR.

         8.4. Cashless Exercise. To the extent permitted under the applicable laws and regulations, at the request of the Participant and with the consent of the Committee, the Company agrees to cooperate in a "cashless exercise" of the Option. The cashless exercise shall be effected by the Participant delivering to the Securities Broker instructions to exercise all or part of the Option, including instructions to sell a sufficient number of shares of Common Stock to cover the costs and expenses associated therewith. The Committee may permit a Participant to elect to pay any applicable withholding taxes by requesting that the Company withhold the number of shares of Common Stock equivalent at current Fair Market Value to the withholding taxes due.

         8.5. Cashing Out of Option. The Committee may elect to cash out all or part of the portion of any Option to be exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock that is the subject of the portion of the Option to be exercised over the Option Price times the number of shares of Common Stock subject to the portion of the Option to be exercised on the effective date of such cash out.

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         8.6. Determination of Payment of Cash and/or Common Stock Upon Exercise
of SAR. At the Committee's discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. No fractional shares shall be delivered upon the exercise of an SAR but a cash payment will be made in lieu thereof.

                                   Article IX

                        COMMON STOCK AND RESTRICTED STOCK

         9.1. Award. In accordance with the provisions of Article IV, the Committee will designate persons to whom an Award of Common Stock and/or Restricted Stock is to be made and will specify the number of shares of Common Stock covered by such Award or Awards.

         9.2. Vesting. In the case of Restricted Stock, on the date of the Award, the Committee may prescribe that the Participant's rights in the Restricted Stock shall be forfeitable or otherwise restricted. Subject to the provisions of Article XII hereof, the Committee may award Common Stock to a Participant which is not forfeitable and is free of any restrictions on transferability.

         9.3. Shareholder Rights. Prior to their forfeiture in accordance with the terms of the Agreement and while the shares are Restricted Stock, a Participant will have all rights of a shareholder with respect to Restricted Stock, including the right to receive dividends and vote the shares; provided, however, that (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of Restricted Stock, (ii) the Company shall retain custody of the certificates evidencing shares of Restricted Stock, and
(iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each award of Restricted Stock.

                                    Article X

                                  PHANTOM STOCK

         10.1 Award. Pursuant to this Plan or an Agreement establishing additional terms and conditions, the Committee may designate employees to whom Awards of Phantom Stock may be made and will specify the number of shares of Common Stock covered by the Award.

         10.2 Vesting. On the date of the Award, the Committee may prescribe that the Participant's right to receive payment for Phantom Stock shall be forfeitable or otherwise restricted in any manner in the discretion of the Committee for such period of time set forth in the Agreement.

         10.3 Shareholder Rights. A Participant for whom Phantom Stock has been credited generally shall have none of the rights of a shareholder with respect to such Phantom Stock. However, a plan or Agreement for the use of Phantom Stock may provide for the crediting of a

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Participant's Phantom Stock account with cash or stock dividends declared with respect to Common Stock represented by such Phantom Stock.

         10.4 Payment. At the Committee's discretion, the amount payable to a Participant for Phantom Stock credited to his account shall be made in cash, Common Stock or a combination of cash and Common Stock.

         10.5 Transferability of Phantom Stock. Phantom Stock may be transferable by a Participant, but only to the extent specifically provided in the Agreement. No right or interest of a Participant in any Phantom Stock shall be liable for, or subject to, any lien, obligation or liability of such Participant.

                                   Article XI

                     ADJUSTMENT UPON CHANGE IN COMMON STOCK

         Should the Company effect one or more (x) stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization; (y) spin-offs, spin-outs, split-ups, split-offs, or other such distribution of assets to shareholders; or (z) direct or indirect assumptions and/or conversions of outstanding Options due to an acquisition of the Company, then the maximum number of shares as to which Grants and Awards may be issued under this Plan shall be proportionately adjusted and their terms shall be adjusted as the Committee shall determine to be equitably required, provided that the number of shares subject to any Grant or Award shall always be a whole number. Any determination made under this Article XI by the Committee shall be final and conclusive.

         The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to any Grant or Award.

                                   Article XII

              COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

         No Grant shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements) and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company may rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which a Grant is exercised or an Award is issued may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Grant shall be exercisable, no Common Stock shall be issued, no certificate for shares shall

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be delivered, and no payment shall be made under this Plan until the Company has obtained such consent orapproval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

                                  Article XIII

                               GENERAL PROVISIONS

         13.1 Effect on Employment. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or a Subsidiary or in any way affect any right and power of the Company or a Subsidiary to terminate the employment of any employee at any time with or without assigning a reason therefor.

         13.2 Unfunded Plan. The Plan, insofar as it provides for a Grant or an Award of Phantom Stock, is not required to be funded, and the Company shall not be required to segregate any assets that may at any time be represented by a Grant or an Award of Phantom Stock under this Plan.

         13.3 Change of Control. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control:

              (a) Unless otherwise provided by the Committee in an Agreement, any outstanding Option or SAR (including any limited SAR) or Phantom Stock which is not presently exercisable and vested as of a Change of Control Date shall become fully exercisable and vested to the full extent of the original Grant upon such Change of Control Date.

              (b) Unless otherwise provided by the Committee in an Agreement, the restrictions applicable to any outstanding Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested, nonforfeitable and transferable to the full extent of the original Award. The Committee may also provide in an Agreement that a Participant may elect, by written notice to the Company within 60 days after a Change of Control Date, to receive, in exchange for shares that were Restricted Stock immediately before the Change of Control Date, a cash payment equal to the Fair Market Value of the shares surrendered on the last business day the Common Stock is traded on the New York Stock Exchange prior to receipt by the Company of such written notice.

              (c) The Committee may, in its complete discretion, cause the acceleration or release of any and all restrictions or conditions related to a Grant or Award, in such manner, in the case of officers and directors of the Company who are subject to Section 16(b) of the Exchange Act, as to conform to the provisions of Rule 16b-3.

         13.4 Rules of Construction. Headings are given to the articles and sections of this Plan solely for ease of reference and are not to be considered in construing the terms and

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conditions of the Plan. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

         13.5 Rule 16b-3 Requirements. Notwithstanding any other provisions of the Plan, the Committee may impose such conditions on any Grant or Award, and the Board may amend the Plan in any such respects, as they may determine, on the advice of counsel, are necessary or desirable to satisfy the provisions of Rule 16b-3. Any provision of the Plan to the contrary notwithstanding, and except to the extent that the Committee determines otherwise: (a) transactions by and with respect to officers and directors of the Company who are subject to Section 16(b) of the Exchange Act shall comply with any applicable conditions of Rule 16b-3; and (b) every provision of the Plan shall be administered, interpreted, and construed to carry out the foregoing provisions of this sentence.

         13.6 Amendment, Modification, and Termination. At any time and from time to time, the Board may terminate, amend, or modify the Plan. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Common Stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto, or under any other applicable laws, rules, or regulations. No termination, amendment, or modification of the Plan, other than pursuant to Section 13.5 herein, shall in any manner adversely affect any Grant or Award theretofore issued under the Plan, without the written consent of the Participant. The Committee may amend the terms of any Grant or Award theretofore issued under this Plan, prospectively or retrospectively, but no such amendment shall impair the rights of any Participant without the Participant's written consent except an amendment provided for or contemplated in the terms of the Grant or Award, an amendment made to cause the Plan, or Grant or Award, to qualify for the exemption provided by Rule 16b-3, or an amendment to make an adjustment under Article XI. Except as provided in Article XI, the Option Price of any outstanding Option may not be adjusted or amended, whether through amendment, cancellation or replacement, unless such adjustment or amendment is approved by the shareholders of the Company.

         13.7 Governing Law. The validity, construction and effect of the Plan and any actions taken or related to the Plan shall be determined in accordance with the laws of the Commonwealth of Virginia and applicable federal law.

         13.8 Successors and Assigns. All obligations of the Company under the Plan, with respect to Grants and Awards issued hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company. The Plan shall be binding on all successors and permitted assigns of a Participant, including, but not limited to, the estate of such Participant and the executor, administrator or trustee of such estate, and the guardians or legal representative of the Participant.

         13.9 Effect on Prior Plans and Other Compensation Arrangements. The adoption of this Plan shall have no effect on Grants and Awards made or to be made pursuant to the Prior

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

Plans and the Company's other compensation arrangements. Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation plans or arrangements for its officers, directors or employees.

         13.10 Limitation of Implied Rights. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. Except for those rights in Restricted Stock specifically set forth in subsection 9.3 hereof, a Participant shall have only a contractual right to the Stock or amounts if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person. The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award or Grant under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

         13.11 Duration of Plan. No Grant or Award may be issued under this Plan before July 1, 2002, or after June 30, 2012; provided, however, a Grant of a Reload Option may be issued after June 30, 2012, upon the exercise of an Original Option as provided in Section 4.3 hereof. Grants and Awards issued on or after July 1, 2002, but on or before June 30, 2012, and Grants of Reload Options issued after June 30, 2012 upon the exercise of an Original Option as provided in Section 4.3 hereof, shall remain valid in accordance with their terms.

         13.12 Effective Date. This Plan has been approved by the Board, effective as of July 1, 2002, and by the shareholders of the Company entitled to vote at the 2002 Annual Meeting of the Shareholders. Amendments to the Plan were approved by the Executive Committee of the Board, effective as of January 14, 2003, and such action of the Executive Committee was approved and ratified by the Board on February 6, 2003. Amendments to the Plan were approved by the Board of Directors of the Company effective as of August 7, 2003.


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